Sprout Social Announces Fourth Quarter and Fiscal Year 2019 Financial Results
Fourth Quarter Total Revenue of $28.1 Million
Fiscal 2019 Total Revenue of $102.7 Million
23,693 Customers as of December 31, 2019

CHICAGO, February 26, 2020 – Sprout Social, Inc. (“Sprout Social” or the “Company”) (Nasdaq: SPT), an industry-leading provider of cloud-based social media management software, today announced financial results for its fourth quarter and year ended December 31, 2019.
“In the fourth quarter, our first quarter as a public company, strong execution and expanding adoption of Sprout Social’s platform drove total revenue growth of 26% year-over-year and organic revenue growth of 37% year-over-year. For the full year, total revenue was up 30% and organic revenue was up 44%.” said Justyn Howard, Sprout Social’s CEO and co-founder. “The momentum in our business has continued to strengthen and we believe we are well positioned to be a long-term leader in a multi-billion dollar market opportunity based on our exceptional products, a world-class culture and deep commitment to our customers.”

Fourth Quarter 2019 Financial Highlights

Revenue

•	Total revenue was $28.1 million, up 26% compared to the fourth quarter of 2018.

•	Organic revenue (excluding the impact of legacy Simply Measured revenue) was up 37% compared to the fourth quarter of 2018.

•	Total ARR was $117.8 million, up 27% compared to the fourth quarter of 2018.

•	Organic ARR was $115.2 million, up 39% compared to the fourth quarter of 2018.

Operating Income (Loss)

•
GAAP operating loss was ($25.9) million, compared to ($3.9) million in the fourth quarter of 2018. The increase in operating loss was primarily a result of a $20.0 million stock-based compensation charge related to the vesting of restricted stock units ("RSUs") in connection with our December IPO.

•	Non-GAAP operating loss was ($5.9) million, compared to ($3.9) million in the fourth quarter of 2018.

Net Income (Loss)

•
GAAP net loss was ($25.9) million, compared to ($4.0) million in the fourth quarter of 2018. The increase in net loss was primarily a result of a $20.0 million stock-based compensation charge related to the vesting of RSUs in connection with our December IPO.

•	Non-GAAP net loss was ($5.9) million, compared to ($4.0) million in the fourth quarter of 2018.

•
GAAP net loss per share was ($1.11) based on 23.2 million weighted-average shares of common stock outstanding, compared to ($0.24) based on 16.6 million weighted-average shares of common stock outstanding in the fourth quarter of 2018. The ($1.11) net loss per share reflects a $20.0 million stock-based compensation charge related to the vesting of RSUs in connection with our December IPO.

•
Non-GAAP net loss per share was ($0.25) based on 23.2 million basic shares of common stock outstanding, compared to ($0.24) based on 16.6 million basic shares of common stock outstanding in the fourth quarter of 2018.

Cash

•	Net cash used by operating activities was ($4.7) million, compared to ($4.9) million in the fourth quarter of 2018.

•	Free cash flow improved by 530 basis points, from (23%) to (17%), to ($4.9) million, compared to ($5.1) million in the fourth quarter of 2018.

Fiscal Year 2019 Financial Highlights

Revenue

•	Total revenue was $102.7 million, up 30% compared to 2018.

•	Organic revenue (excluding the impact of legacy Simply Measured revenue) was up 44% compared to 2018.

•	Total ARR was $117.8 million, up 27% compared to 2018.

•	Organic ARR was $115.2 million, up 39% compared to 2018.

Operating Income (Loss)

•
GAAP operating loss was ($47.3) million, compared to ($20.8) million in 2018. The increase in operating loss was primarily a result of a $20.0 million stock-based compensation charge in connection with the vesting of RSUs in connection with our December IPO.

•	Non-GAAP operating loss was ($21.9), which represented a nearly 500 basis point improvement in non-GAAP operating margin to (21%) from (26%) in 2018.

Net Income (Loss)

•
GAAP net loss was ($46.8) million, compared to ($20.9) million in 2018. The increase in net loss was primarily a result of a $20.0 million stock-based compensation charge in connection with vesting of RSUs in connection with our December IPO.

•	Non-GAAP net loss was ($21.5) million, compared to ($20.9) million in 2018.

•
GAAP net loss per share was ($2.54) based on 18.4 million weighted-average shares of common stock outstanding, compared to ($1.26) based on 16.6 million weighted-average shares of common stock outstanding in 2018.

•	Non-GAAP net loss per share was ($1.16) based on 18.4 million basic shares of common stock outstanding, compared to ($1.26) based on 16.6 million basic shares of common stock outstanding in 2018.

Cash

•	Cash and cash equivalents totaled $135.3 million as of December 31, 2019.

•	Net cash used by operating activities was ($14.4) million, compared to ($17.2) million in 2018.

•	Free cash flow improved by 976 basis points, from (25%) to (15%), to ($15.2) million, compared to ($19.3) million in 2018.

See “Use of Non-GAAP Financial Measures” below for how Sprout defines total ARR, organic ARR, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share and the financial tables that accompany this release for reconciliations of these measures to their closest comparable GAAP measures.

Customer Metrics

•	Grew number of customers to 23,693 customers, up from 23,066 customers in the third quarter of 2019, and up from 21,135 customers at the end of 2018.

•	Grew number of customers contributing over $10,000 in ARR to 2,185 customers as of December 31, 2019, up 57% compared to December 31, 2018.

•	Dollar-based net retention rate was 110% in 2019, up from 106% in 2018.

•	Dollar-based net retention rate excluding small-and-medium-sized business (SMB) customers was 120% in 2019, up from 115% in 2018.

Business Highlights

•
Team recognition: Sprout’s culture and team continue to be differentiators among both industry and talent competitors. This year, the Company was included among Glassdoor’s 2020 Best Places to Work (2020), Glassdoor’s Top CEO (2019) and as Crain’s Chicago Fast 50 2019, among others.

•
Product Highlights: The Company continues to see exciting growth in new products. Sprout's Listening product continued to grow, reaching over $10 million in ARR in 2019, its first full year. Sprout also brought two new product offerings, Reputation and Premium Analytics, to market in 2019.

•
Achieved SOC2 compliance: On November 1, 2019 Sprout achieved an independent certification of SOC2 compliance. As a technology vendor, this is a major milestone that we expect will be crucial to earning the trust of future customers.

•
Completed Initial Public Offering: The Company completed its Initial Public Offering on The Nasdaq Capital Market on December 13, 2019. The Company sold a total of 8,823,530 shares of Class A common stock to the public at a price of $17.00 per share for a total of approximately $134.3 million in net proceeds to the Company after deducting underwriting discounts and commissions and offering-related expenses payable by Sprout.

Q1 and 2020 Financial Outlook
For the first quarter of 2020, the Company currently expects:

•	Total revenue between $29.4 million and $29.9 million.

•	Non-GAAP operating loss between ($11.2) million and ($10.2) million.

•	Non-GAAP net loss per share of between ($0.22) and ($0.20) based on approximately 50.5 million basic shares of common stock outstanding.
For the full year 2020, the Company currently expects:

•	Total revenue between $131.7 and $133.7 million.

•	Non-GAAP operating loss between ($29.3) and ($25.3) million.

•	Non-GAAP net loss per share of between ($0.57) and ($0.50) based on approximately 51.0 million basic shares of common stock outstanding.
The Company’s first quarter and 2020 financial outlook is based on a number of assumptions that are subject to change and many of which are outside the Company’s control. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

The Company does not provide guidance for operating loss, the most directly comparable GAAP measure to non-GAAP operating loss, or net loss per share, the most directly comparable GAAP measure to non-GAAP net loss per share, and similarly cannot provide a reconciliation between its forecasted non-GAAP operating loss and non-GAAP net loss per share and these comparable GAAP measures without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call Information
Sprout Social will host a conference call and webcast at 4:00 p.m. Central Time (or 5:00 p.m. Eastern Time) today, February 26, 2020, to discuss its financial results and business highlights. The conference call can be accessed by dialing (877) 658-9099 from the United States and Canada or (602) 563-8734 internationally with conference ID 3367374. The live webcast of the conference call can be accessed from Sprout Social’s investor relations website at http://investors.sproutsocial.com.
A telephone replay of the conference call will be available until 8:00 p.m. Eastern Time on Wednesday, March 4, 2020, and a webcast replay will also be archived at http://investors.sproutsocial.com. The telephone replay will be available by dialing (855) 859-2056 from the United States and Canada or (404) 537-3406 internationally with conference ID 3367374.
About Sprout Social
Sprout Social offers deep social media listening and analytics, social management, customer care, and advocacy solutions to more than 23,000 brands and agencies worldwide. Sprout’s suite of solutions supports every aspect of a cohesive social program and enables organizations of all sizes to extend their reach, amplify their brand and create the kind of real connection with their consumers that drives their businesses forward. Headquartered in Chicago, Sprout operates across major social and digital platforms, including Twitter, Facebook, Instagram, Pinterest, LinkedIn and Google.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” "outlook," “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to our market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and customer and financial growth rates, our Q1 and 2020 financial outlook, our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others, our business would be harmed by any decline in new customers, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we may not be able to sustain our revenue growth rate in the future, our business would be harmed by any significant interruptions, delays or outages in services from our platform or certain social medial platforms, and a cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks could negatively affect our business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our final prospectus under Rule 424(b) filed with the SEC on December 13, 2019, our Annual Report on Form 10-K for the year ended December 31, 2019 to be filed with the SEC and the future quarterly and current reports that we file with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to Sprout Social at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Sprout Social assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Use of Non-GAAP Financial Measures

We have provided in this press release certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Non-GAAP operating loss. We define non-GAAP operating loss as GAAP loss from operations, excluding stock-based compensation expense. We believe non-GAAP operating loss provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as it eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance, particularly given the impact of stock-based compensation expense recognized in December 2019 upon the completion of our IPO.

Non-GAAP net loss. We define non-GAAP net loss as GAAP net loss and comprehensive loss, excluding stock-based compensation expense. We believe non-GAAP net loss provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this non-GAAP financial measure eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance, particularly given the impact of stock-based compensation expense recognized in December 2019 upon the completion of the IPO.

Non-GAAP net income loss per share. We define non-GAAP net loss per share as GAAP net loss per share attributable to common shareholders, basic and diluted, excluding stock-based compensation expense. We believe non-GAAP net loss per share provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this non-GAAP financial measure eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance, particularly given the impact of stock-based compensation expense recognized in December 2019 upon the completion of the IPO.

Free cash flow. We define free cash flow as net cash used in operating activities less purchases of property and equipment. Free cash flow does not reflect our future contractual obligations or represent the total increase or decrease in our cash balance for a given period. We believe free cash flow is a useful indicator of liquidity that provides information to management and investors about the amount of cash used in our core operations that, after purchases of property and equipment, is not available for strategic initiatives.

Customer Metrics

Total annual recurring revenue (“total ARR”). We define total ARR as the annualized revenue run-rate of subscription agreements from all customers as of the last date of the specified period. We believe total ARR is an indicator of the scale of our entire platform while mitigating fluctuations due to seasonality and contract term.

Organic ARR. We define organic ARR as total ARR excluding the impact of recurring revenue generated from legacy Simply Measured products. We believe organic ARR is an indicator of the scale and visibility of our core platform while mitigating fluctuations due to seasonality and contract term.

Dollar-based net retention rate. We calculate dollar-based net retention rate by dividing the organic ARR from our customers as of December 31st in the reported year by the organic ARR from those same customers as of December 31st in the previous year. This calculation is net of upsells, contraction, cancellation or expansion during the period but excludes organic ARR from new customers. We use dollar-based net retention to evaluate the long-term value of our customer relationships, because we believe this metric reflects our ability to retain and expand subscription revenue generated from our existing customers.

Dollar-based net retention excluding SMB customers. We calculate dollar-based net retention rate excluding SMB customers by dividing the ARR from all customers excluding ARR from customers exclusively using legacy products obtained through the acquisition of Simply Measured and excluding ARR from customers that we have identified or that self-identified as having less than 50 employees as of December 31st in the reported year by the organic ARR from those same customers as of December 31st of the previous year. This calculation is net of upsells, contraction, cancellation or expansion during the period but excludes organic ARR from new customers. We used dollar-based net retention excluding SMB customers to evaluate the long-term value of our larger customer relationships, because we believe this metric reflects our ability to retain and expand subscription revenue generated from our existing customers.

Number of customers. We define a customer as a unique account, multiple accounts containing a common non-personal email domain or multiple accounts governed by a single agreement. Number of customers excludes customers exclusively using legacy products obtained through the acquisition of Simply Measured. We believe that the number of customers using our platform is an indicator not only of our market penetration, but also of our potential for future growth as our customers often expand their adoption of our platform over time based on an increased awareness of the value of our platform and products.

Number of customers contributing more than $10,000 in ARR. We define number of customers contributing more than $10,000 in ARR as those on a paid subscription plan that had more than $10,000 in ARR as of a period end. We view the number of customers that contribute more than $10,000 in ARR as a measure of our ability to scale with our customers and attract larger organizations. We believe this represents potential for future growth, including expanding within our current customer base.

Availability of Information on Sprout Social’s Website and Social Media Profiles
Investors and others should note that Sprout Social routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission (SEC) filings, press releases, public conference calls, webcasts and the Sprout Social Investors website. We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Sprout Social Investors website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Sprout Social to review the information that it shares at the Investors link located at the bottom of the page on www.sproutsocial.com and to regularly follow our social media profiles. Users may automatically receive email alerts and other information about Sprout Social when enrolling an email address by visiting “Email Alerts” in the "Shareholder Services" section of Sprout Social's Investor website at https://investors.sproutsocial.com/.

Social Media Profiles:
www.twitter.com/SproutSocial

www.facebook.com/SproutSocialInc
www.linkedin.com/company/sprout-social-inc-/
www.instagram.com/sproutsocial

Contact

Media:
Kristin Johnson
Email: kristin@sproutsocial.com
Phone: (312) 281-2073

Investors:
Greg McDowell
ICR, LLC
Email: investors@sproutsocial.com
Phone: (312) 528-9166

Sprout Social, Inc.
Consolidated Statements of Operations and Comprehensive Loss (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended December 31,
	2019	2018
Revenue
Subscription	$27,958	$22,166
Professional services and other	186	110
Total revenue	28,144	22,276
Cost of revenue(1)
Subscription	8,749	5,335
Professional services and other	117	72
Total cost of revenue	8,866	5,407
Gross profit	19,278	16,869
Operating expenses
Research and development(1)	8,922	6,397
Sales and marketing(1)	21,510	9,254
General and administrative(1)	14,761	5,112
Total operating expenses	45,193	20,763
Loss from operations	(25,915)	(3,894)
Interest expense	(71)	(232)
Interest income	51	27
Other income	102	148
Loss before income taxes	(25,833)	(3,951)
Income tax expense	17	22
Net loss and comprehensive loss	$(25,850)	$(3,973)
Net loss per share attributable to common shareholders, basic and diluted	$(1.11)	$(0.24)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	23,213,019	16,640,690

(1) Includes stock-based compensation expense as follows:

	Three Months Ended December 31,
	2019	2018
Cost of revenue	$1,126	$ -
Research and development	2,290	2
Sales and marketing	8,697	1
General and administrative	7,857	-
Total stock-based compensation expense	$19,970	$3

Sprout Social, Inc.
Consolidated Statements of Operations and Comprehensive Loss (Unaudited)
(in thousands, except share and per share data)

	Year Ended December 31,
	2019	2018
Revenue
Subscription	$102,243	$78,392
Professional services and other	464	421
Total revenue	102,707	78,813
Cost of revenue(1)
Subscription	27,862	20,726
Professional services and other	292	268
Total cost of revenue	28,154	20,994
Gross profit	74,553	57,819
Operating expenses
Research and development(1)	28,059	25,426
Sales and marketing(1)	55,584	35,980
General and administrative(1)	38,178	17,185
Total operating expenses	121,821	78,591
Loss from operations	(47,268)	(20,772)
Interest expense	(270)	(617)
Interest income	307	35
Other income	490	442
Loss before income taxes	(46,741)	(20,912)
Income tax expense	66	22
Net loss and comprehensive loss	$(46,807)	$(20,934)
Net loss per share attributable to common shareholders, basic and diluted	$(2.54)	$(1.26)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	18,438,695	16,593,258

(1) Includes stock-based compensation expense as follows:

	Year Ended December 31,
	2019	2018
Cost of revenue	$1,126	$9
Research and development	2,290	28
Sales and marketing	8,697	15
General and administrative	13,220	1
Total stock-based compensation expense	$25,333	$53

Sprout Social, Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands, except share data)

	December 31,
	2019	2018
Assets
Current assets
Cash and cash equivalents	$135,310	$26,190
Accounts receivable, net of allowances of $706 and $374 at December 31, 2019 and 2018, respectively	11,099	10,551
Deferred Commissions	5,574	3,634
Prepaid expenses and other assets	5,050	2,507
Total current assets	157,033	42,882
Property and equipment, net	13,529	15,524
Deferred commissions, net of current portion	5,505	4,087
Operating lease, right-of-use asset	5,618	-
Goodwill	2,299	2,299
Intangible assets, net	5,482	7,014
Other assets, net	125	39
Total assets	$189,591	$71,845
Liabilities and Stockholders' (Deficit)/Equity
Current liabilities
Accounts payable	$2,049	$1,784
Deferred revenue	29,566	21,150
Operating lease liability	2,331	-
Accrued wages and payroll related benefits	4,053	3,735
Accrued expenses and other	5,057	4,402
Total current liabilities	43,056	31,071
Deferred rent, net of current portion	-	14,651
Deferred revenue, net of current portion	209	390
Operating lease liability, net of current portion	18,196	-
Total liabilities	61,461	46,112

Stockholders' (deficit)/equity

Series A convertible preferred stock, $0.0001 par value, 2,690,403 shares authorized; 2,690,403 issued and outstanding at December 31, 2018	-	448
Series A-1 convertible preferred stock, $0.0001 par value, 1,600,000 shares authorized; 1,600,000 issued and outstanding at December 31, 2018	-	800

Series B convertible preferred stock, $0.0001 par value, 6,108,000 shares authorized; 6,108,000 issued and outstanding at December 31, 2018	-	9,961
Series B-1 convertible preferred stock, $0.0001 par value, 2,492,570 shares authorized; 2,449,700 issued and outstanding at December 31, 2018	-	9,663
Series C convertible preferred stock, $0.0001 par value, 6,989,863 shares authorized; 6,989,863 issued and outstanding at December 31, 2018	-	41,799
Series D convertible preferred stock, $0.0001 par value, 2,176,297 shares authorized; 2,176,297 issued and outstanding at December 31, 2018	-	40,305
Preferred stock, $0.0001 par value, 10,000,000 shares authorized at December 31, 2019; no shares issued and outstanding at December 31, 2019	-	-
Class A Common stock, $0.0001 par value, 1,000,000,000 shares authorized at December 31, 2019; 41,714,870 and 39,041,065 issued and outstanding at December 31, 2019, respectively	4	-
Class B Common stock, $0.0001 par value, 25,000,000 shares authorized at December 31, 2019; 9,803,933 issued and outstanding at December 31, 2019	1	-
Common stock, $0.0001 par value, 46,000,000 shares authorized at December 31, 2018; 18,652,960 and 16,679,109 issued and outstanding at December 31, 2018, respectively	-	1
Additional paid-in capital	263,943	1,844
Treasury stock, at cost	(20,430)	(10,507)
Accumulated deficit	(115,388)	(68,581)
Total stockholders’ equity	128,130	25,733
Total liabilities and stockholders’ equity	$189,591	$71,845

Sprout Social, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended December 31,
	2019	2018
Cash flows from operating activities
Net loss	$(25,850)	$(3,973)
Adjustments to reconcile net loss to net cash (used in) operating activities
Depreciation of property and equipment	705	654
Amortization of line of credit issuance costs	45	37
Amortization of acquired intangible assets	376	386
Amortization of deferred commissions	1,432	899
Amortization of right-of-use operating lease asset	245	-
Stock-based compensation expense	19,970	3
Provision for accounts receivable allowances	1,033	-
Changes in operating assets and liabilities
Accounts receivable	(1,844)	(2,978)
Prepaid expenses and other current assets	(1,817)	(422)
Deferred commissions	(3,248)	(2,373)
Accounts payable and accrued expenses	1,763	1,498
Deferred revenue	3,138	1,387
Lease liabilities	(650)	-
Deferred rent	-	(54)
Net cash (used in) operating activities	(4,702)	(4,936)
Cash flows from investing activities
Purchases of property and equipment	(216)	(138)
Net cash (used in) investing activities	(216)	(138)
Cash flows from financing activities
Proceeds from initial public offering, net of underwriters' discounts and commissions	139,500	-
Proceeds from line of credit	-	3,500
Repayments of line of credit	-	(14,000)
Proceeds from issuance of convertible preferred stock	-	40,305
Payments for line of credit issuance costs	(101)	(127)
Proceeds from exercise of stock options	30	45
Employee taxes paid related to the net share settlement of stock-based awards	(8,125)	-
Payments of deferred offering costs	(3,676)	-
Net cash provided by financing activities	127,628	29,723
Net increase in cash	122,710	24,649
Cash
Beginning of period	12,600	1,541
End of period	$135,310	$26,190

Sprout Social, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Year Ended December 31,
	2019	2018
Cash flows from operating activities
Net loss	$(46,807)	$(20,934)
Adjustments to reconcile net loss to net cash (used in) operating activities
Depreciation of property and equipment	2,736	2,441
Amortization of line of credit issuance costs	194	128
Amortization of acquired intangible assets	1,532	1,545
Amortization of deferred commissions	4,812	2,795
Amortization of right-of-use operating lease asset	1,056	-
Stock-based compensation expense	25,333	53
Provision for accounts receivable allowances	2,208	793
Changes in operating assets and liabilities
Accounts receivable	(2,756)	(4,940)
Prepaid expenses and other current assets	(2,657)	(1,242)
Deferred commissions	(8,170)	(6,964)
Accounts payable and accrued expenses	1,430	1,761
Deferred revenue	8,235	7,162
Lease liabilities	(1,560)	-
Deferred rent	-	164
Net cash (used in) operating activities	(14,414)	(17,238)
Cash flows from investing activities
Purchases of property and equipment	(760)	(2,097)
Net cash (used in) investing activities	(760)	(2,097)
Cash flows from financing activities
Proceeds from initial public offering, net of underwriters' discounts and commissions	139,500	-
Proceeds from line of credit	-	11,000
Repayments of line of credit	-	(14,000)
Proceeds from issuance of convertible preferred stock	-	40,305
Payments for line of credit issuance costs	(148)	(163)
Proceeds from exercise of stock options	92	106
Employee taxes paid related to the net share settlement of stock-based awards	(9,923)	-
Payments of deferred offering costs	(5,227)	-
Net cash provided by financing activities	124,294	37,248
Net increase in cash	109,120	17,913
Cash
Beginning of year	26,190	8,277
End of year	$135,310	$26,190

The following schedule reflects our non-GAAP financial measures and reconciles our non-GAAP financial measures to the related GAAP financial measures:

Sprout Social, Inc.
Summary and Reconciliation of Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share data)

Summary of Non-GAAP Financial Measures

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Non-GAAP operating loss	$(5,945)	$(3,891)	$(21,935)	$(20,719)
Non-GAAP net loss	(5,880)	(3,970)	(21,474)	(20,881)
Non-GAAP net loss per share	(0.25)	(0.24)	(1.16)	(1.26)
Free cash flow	$(4,918)	$(5,074)	$(15,174)	$(19,335)

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Reconciliation of Non-GAAP operating loss
Loss from operations	$(25,915)	$(3,894)	$(47,268)	$(20,772)
Stock-based compensation expense	19,970	3	25,333	53
Non-GAAP operating loss	$(5,945)	$(3,891)	$(21,935)	$(20,719)

Reconciliation of Non-GAAP net loss
Net loss and comprehensive loss	$(25,850)	$(3,973)	$(46,807)	$(20,934)
Stock-based compensation expense	19,970	3	25,333	53
Non-GAAP net loss	$(5,880)	$(3,970)	$(21,474)	$(20,881)

Reconciliation of Non-GAAP net loss per share
Net loss per share attributable to common shareholders, basic and diluted	$(1.11)	$(0.24)	$(2.54)	$(1.26)
Stock-based compensation expense per share	0.86	-	1.38	-
Non-GAAP net loss per share	$(0.25)	$(0.24)	$(1.16)	$(1.26)

Reconciliation of free cash flow
Net cash (used in) operating activities	$(4,702)	$(4,936)	$(14,414)	$(17,238)
Purchases of property and equipment	(216)	(138)	(760)	(2,097)
Free cash flow	$(4,918)	$(5,074)	$(15,174)	$(19,335)